POWER OF ATTORNEY

         Know all men by these presents, that Lawrence Butler hereby constitutes and appoints Warren G. Lichtenstein, his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D, dated July 6, 1995 with respect to the common stock of Buffton Corporation and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers and the Company, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated:  July 6, 1995


                                                /s/ Lawrence Butler
                                               ------------------------------
                                                    LAWRENCE BUTLER

                                POWER OF ATTORNEY

         Know all men by these presents, that Warren G. Lichtenstein hereby constitutes and appoints Lawrence Butler, his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Schedule 13D, dated July 6, 1995 with respect to the common stock of Buffton Corporation and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers and the Company, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Dated:  July 6, 1995                            /s/ Warren G. Lichtenstein
                                               ------------------------------
                                                    WARREN G. LICHTENSTEIN